                                                                     Exhibit 8.2
2 Harbourmaster Place
Custom House Dock
Dublin 1
                                                               McCann FitzGerald
                                                                   SOLICITORS
Tel +353-1-829 0000
Fax +353-1-829 0010
email: postmaster@mccann-fitzgerald.ic
website: http://--.mccann-fitzgerald.ic
Dx 31 Dublin

our ref DG/F 1006                your ref                  date 27 February 1998

Airplanes Limited
2 Grenville Street
St Helier
Jersey, JE4 8PX
Channel Islands

("AIRPLANES LIMITED")

Airplanes US Trust
Rodney Square North
Wilmington
Delaware 19890-0001

("AIRPLANES TRUST")

PRIVATE AND CONFIDENTIAL: AIRPLANES REFINANCING

Dear Sirs

We have been asked to provide this opinion to you in connection with certain tax matters set out in the Draft Registration Statement (as defined below).

1.1. DOCUMENTS EXAMINED

For the purposes of this opinion, we have examined the draft registration statement on Form S-1 (registration no. 333-43 453, filed (subject to completion) on 30 December 1997 pursuant to the US Securities Act, 1933 (the "Draft Registration Statement").












Brian J. O'Connor, Michael V. O'Mahony, Richard Rice, Fergus Armstrong, David Clarke, Gerald FitzGerald, Daire Hogan, Guy French, Henry Lappin, Michael S. Roche, Colin Keane, William Earley, Robert Burke, Petria McDonnell, Timothy Bouchier-Hayes, Helen Collins, Gerald B. Sheedy, Roman Molony. Mark Pearson, Michael O'Reilly, Lonan McDowell, Patricia T. Richard-Clarke, David Glynn, Michael O'Brien, Julian Conlan, Edwina Dunn, Patrick J. Farrell, Damian Collins, John Cronin, Vivienne Bradley, Catherine Deane, Paul Heffernan, Barbara Judge, Michael Kealey, Terence McCrann, Ultan Stephenson, Munet Walls, Roderick Bourke, Grace Smith, Ambrose Loughlin, Niall Powderly, Sean Nolan, Kevin Kelly, Hilary Marran, Denise O'Connor, Eamonn O'Hanrahan, Roy Parker, Patricia Lawlesa.
Consultants: Max W. Abrahamson, William G.L. Farwood, Brian McLoghlin. Of Counsel (USA): William P. Clark.

                                                               McCann FitzGerald
                                                                  SOLICITORS
Page 2
27 February 1998

1.2  Interpretation

     In this opinion:-

     "AeroUSA", "AeroUSA 3", "Airplanes Group", "Certificateholder", "1998 Refinancing Certificates", "Existing Leases", "Noteholder", "1998 Refinancing Notes", "Servicer", "Servicing Agreement", "Special Lessors", "Trust", "Trust Agreement" and "Trust Indentures" have the meanings respectively ascribed to them in the Draft Registration Statement.

     "Aircraft Owning Companies" means each of GPA II, GPA III Limited, GPAA II Limited, Irish Aerospace II Limited, Emerald Aviation Investments Limited, GPA Finance (Bermuda) Limited, GPA Finance (Bermuda) No. 2 Limited, GPA Finance Limited, GPA Fokker Finance Limited, GPA Funding I Limited, GPA Jetprop Finance Limited, GPAR Finance Limited, Irish Aerospace Finance Limited and GPAA Funding Limited.

     "Certified Aircraft Owning Companies" means each of Emerald Aviation Investments Limited, GPA Finance (Bermuda) Limited, GPA Finance (Bermuda) No. 2 Limited, GPA Finance Limited, GPA Fokker Finance Limited, GPA Funding I Limited, GPA Jetprop Finance Limited, GPAR Finance Limited, Irish Aerospace Finance Limited and GPAA Funding Limited.

     "Documents" means the GPA II Share Sale Agreement, the Stock Purchase Agreement, the Trust Indentures and the Trust Agreement;

     "GPA II Share Sale Agreement" means the share purchase agreement to be entered into between (1) GPA Group plc ("GPA Group") (2) Skyscape Limited and (3) Airplanes Limited relating to the sale of shares (the "Shares") in GPA II Limited ("Holding Co") to Airplanes Limited.

     "Stock Purchase Agreement" means the stock purchase agreement to be entered into between, inter alia, GPA, GPA Inc. and Airplanes Trust relating to the sales of shares in AeroUSA (the "AeroUSA Shares") to Airplanes Trust.

                                                             McCann FitzGerald
                                                                 SOLICITORS
Page 3
27 February 1998

     "Shannon Certificates" means the certificate under Section 445(2) Taxes Consolidation Act 1997 issued in respect of each of the Certified Aircraft Owning Companies.

     Headings are for ease of reference only.

1.3  SCOPE OF OPINION

     This opinion letter is limited to the matters stated herein and does not extend, and is not to be read as extending by implication, to any other matters whatsoever.

     We have made no investigation of, and express no opinion on, the laws, or the effect on the Documents and the transactions contemplated thereby of the laws, of any country or jurisdiction other than Ireland, and this opinion is strictly limited to the laws of Ireland as in force on the date hereof and as currently applied by the courts (excluding any foreign law to which reference may be made under the rules of Irish private international law).

     It should be understood that we have not acted as tax advisers to GPA or any other party in connection with the transactions constituted by the Documents and/or contemplated by the Draft Registration Statement. We have not been responsible for investigating or confirming the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements or opinion contained in the Draft Registration Statement, other than our opinion as stated in the second paragraph under Irish Tax Considerations - Irish Income and Withholding Taxes and under Irish Tax Considerations - Irish Value Added Tax, or any of the other Documents, or ensuring that no relevant facts or statements have been omitted therefrom. We have not for the purpose of this opinion made any other enquiries, carried out any searches or examined any contract, instrument or document or corporate records, other than the Documents.

1.4 This opinion letter is to be construed in accordance with the laws of Ireland as at the date hereof. The opinions expressed herein are given on the basis of the foregoing and the assumptions set out in part 2.

                                                               McCann FitzGerald
                                                                  SOLICITORS

Page 4
27 February 1998

2.   ASSUMPTIONS

     In considering the Draft Registration Statement and in rendering this opinion, we have, without further enquiry, assumed:-

     (a) that the registration statement will be filed by Airplanes Limited and Airplanes US Trust in substantially the form of the Draft Registration Statement;

     (b) that the Documents will be duly executed by the parties thereto in substantially the form of the drafts which were filed on or before 20 February 1996 as exhibits to the Draft Registration Statement with the Securities Exchange Commission and copied to us;

     (c) that the 1998 Refinancing Notes and 1998 Refinancing Certificates will be in the terms contemplated by the Draft Registration Statement and will be issued outside Ireland;

     (d) that each of the Shannon Certificates is in full force and effect at all applicable times;

     (e)  the due performance of the Documents by all parties thereto;

     (f) that none of Airplanes Limited, Airplanes Trust or the Trust will (a) be Irish tax resident, (b) have a branch, agency or permanent establishment in Ireland or (c) have any Irish source income or gain other than interest paid by their direct and indirect Irish subsidiaries in the course of carrying on relevant trading operations under their Shannon Certificates ("Shannon Certified Operations");

     (g) that interest and other amounts paid on the 1998 Refinancing Notes and 1998 Refinancing Certificates will not be Irish source income;

     (h) that none of Airplanes Limited, Airplanes Trust or AeroUSA supply goods or services within Ireland;

Page 5
27 February 1998

                                                              McCann FitzGerald
                                                                 SOLICITORS


     (i) that there are no agreements or arrangements in existence and contemplated between the parties (or any of them) to the Documents which have not been disclosed to us and which in any way amend, add to or vary the terms or conditions of the Documents;

     (j) that the warranties and representations set out in the Documents are true and accurate; and

     (k) that the Revenue Commissioners of Ireland have not served or will not serve any notice of attachment under Section 1002 Taxes Consolidation Act 1997 on Airplanes Limited, Airplanes Trust or the Trust.

3.   OPINION

     Having regard to the foregoing, and on the basis of the assumptions set out in paragraph 2 above, we are of the opinion that:

     (a) there will be no Irish taxation on the income of, or any capital gain of, Airplanes Limited, Airplanes Trust or the Trust. We draw your attention to the fact that this conclusion, as regards receipts of interest from Irish resident subsidiaries, applies only while the assumptions at (d) and (f) above are true; under present legislation Shannon Certificates will terminate on 31 December 2005 and, therefore, interest paid after 31 December 2005 to Airplanes Limited, Airplanes Trust or the Trust by their direct and indirect Irish subsidiaries will be subject to Irish tax. However, as a matter of practice, the Irish tax authorities do not pursue collection of any such liability to Irish tax in respect of persons who are regarded as not being resident in Ireland except where such persons

          (a) are chargeable in the name of a person (including a trustee) or in the name of an agent or branch in Ireland having the management and control of the interest; or

          (b) seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or

Page 6
27 February 1998

                                                              McCann FitzGerald
                                                                 SOLICITORS


          (c) are chargeable to Irish corporation tax on the income of an Irish branch or agency or to income tax on the profits of a trade carried on in Ireland to which the interest is attributable.

          Assuming Holding Co. and the other Irish tax resident Transferred Companies continued to be entitled to the benefit of the 10% corporate tax rate for Shannon, Ireland certified companies until 31 December 2005 they will continue to be able to make interest payments to Airplanes Limited without deduction for withholding beyond 2005 if they comply with Section 246 Taxes Consolidation Act 1997.

     (b) there will be no withholding or deduction on account of Irish taxes with respect to interest and other amounts paid by Airplanes Limited or Airplanes Trust on the 1998 Refinancing Notes, or by the Trust on the 1998 Refinancing Certificates;

     (c) payments under the Existing Leases to the various Aircraft Owning Companies, Special Lessors, AeroUSA and AeroUSA 3 by the Lessees will not be subject to Irish value added tax; any Irish value added tax that may become payable by AeroUSA in connection with any management services performed by the Servicer, GPA Cash Manager Limited or GPA Financial Services (Ireland) Limited will be eligible to be reclaimed by AeroUSA. The foregoing opinion is based upon certain covenants by each of Airplanes Limited, Airplanes Trust, and AeroUSA regarding its place of business and the location of the Aircraft and on the assumptions that: (i) the aircraft are used or to be used by a transport undertaking operating for reward chiefly on international routes; (ii) none of Airplanes Limited, Airplanes Trust or AeroUSA supply goods or services within Ireland and (iii) input credit would not be denied to an Irish person carrying on the same activity as the payor, if that person were in receipt of the management services.

          In general, Irish value added tax will be payable, and may not be reclaimable, in respect of certain management services performed by the Servicer, GPA Cash Manager Limited or GPA Financial Services (Ireland) Limited for Airplanes Limited, Airplanes Trust or the Trust.

Page 7
27 February 1998                                              McCann FitzGerald
                                                                  SOLICITORS

     (d) no stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Ireland will be payable on the creation, initial issue or delivery of the 1998 Refinancing Notes or the 1998 Refinancing Certificates.

4.   GENERAL

We hereby consent to the use of our name in the Draft Registration Statement in the form and context in which it appears therein.






Yours faithfully



McCANN FITZGERALD

McCann FitzGerald